PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated December 18, 2020)	Registration No. 333-251318

Up to $35,700,000 shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $35,700,000 in shares of the Common Stock, par value $0.001 per share (“Common Stock”) of Aptevo Therapeutics Inc. (“Company”, “us” or “we”) to Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time these securities are offered pursuant to the purchase agreement between the Company and Lincoln Park, dated as of February 16, 2022 (the “Purchase Agreement”), whereby Lincoln Park has committed to purchase up to $35,000,000 of our Common Stock, and we have agreed to issue to Lincoln Park 99,276 shares of Common Stock as consideration for Lincoln Park’s commitment. See “The Lincoln Park Transaction” for a description of the Purchase Agreement.

Lincoln Park is an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.  The registration of the shares hereunder does not mean that Lincoln Park will actually purchase or that the Company will actually issue the full dollar value of shares being registered pursuant to this prospectus.

Our Common Stock is currently quoted on the Nasdaq Capital Market under the symbol "APVO". On February 16, 2022, the Company had 4,907,965 shares issued and outstanding, and the last reported sale price of our Common Stock on February 16, 2022 was $6.05 per share.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-5 of this prospectus supplement, the section entitled “Risk Factors” beginning on page S-5 of the accompanying prospectus, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 18, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus (as supplemented and amended), along with the information contained in any free writing prospectuses we or Lincoln Park have authorized for use in connection with a specific offering. We have not, and Lincoln Park has not, authorized anyone to provide you with different information. We and Lincoln Park take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus (and in any supplement or amendment to this prospectus) or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the Common Stock being offered.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such

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agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Aptevo,” “the Company,” “we,” “us,” “our” and similar references refer to Aptevo Therapeutics Inc., a corporation under the laws of the State of Delaware, and its subsidiaries on a consolidated basis.

We are not, and Lincoln Park is not, making an offer or sale of our Common Stock in any jurisdiction where such offer or sale is not permitted.  Neither we, Lincoln Park or any of their representatives are making any representation to you regarding the legality of an investment in our Common Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Common Stock.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and the information incorporated herein by reference are the property of their respective owners.

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FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein, may contain forward-looking statements, including statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates and any future product candidates, our intellectual property position, the degree of clinical utility of our product candidates, particularly in specific patient populations, our ability to develop and commercialize any product candidates, expectations regarding clinical trial data, statements regarding potential royalty and milestone payments, potential partnerships and collaborations, the advancement of our clinical and pre-clinical trials, our goals and milestones, our expectations regarding the size of the patient populations for our product candidates if approved for commercial use, our expectations regarding the effectiveness of our ADAPTIR and ADAPTIR-FLEX platforms, our ability to utilize any net operating losses, statements regarding our ability to rely on our directors’ and officers’ liability insurance, our results of operations, cash needs, spending of the net proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our outlook, financial performance or financial condition, our technology and related pipeline, activity, efficacy and safety of our therapeutic candidates and potential use of any such candidates as therapeutics for treatment of disease, collaboration and partnership opportunities, commercial portfolio, our future growth rates, our ability to timely manufacture our products, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read this entire prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and under similar headings in the accompanying base prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage, research and development biotechnology company focused on developing novel immunotherapeutic candidates for the treatment of different forms of cancer. We have developed two versatile and enabling platform technologies for rational design of precision immune modulatory drugs. Our lead clinical candidate, APVO436, and preclinical candidates, ALG.APV-527 and APVO603, were developed using our ADAPTIR™ modular protein technology platform. Our preclinical candidate APVO442, was developed using our ADAPTIR-FLEX™ modular protein technology platform.

The versatile and robust ADAPTIR and ADAPTIR-FLEX platforms are designed to generate monospecific, bispecific, and multispecific antibody candidates that are capable of enhancing the human immune system against cancer cells. ADAPTIR and ADAPTIR-FLEX are both modular platforms, which gives us the flexibility to generate immunotherapeutic candidates with a variety of mechanisms of action. This flexibility in design allows us to potentially generate novel therapeutic candidates that may provide the foundation for the establishment of effective strategies against difficult to treat, as well as advanced forms of cancer. We have successfully designed and constructed numerous investigational-stage prototype product candidates based on our ADAPTIR and ADAPTIR FLEX platforms. The ADAPTIR platform technology is designed to generate monospecific and bispecific immunotherapeutic proteins that specifically bind to one or more targets, for example, bispecific therapeutic molecules, which may have structural and functional advantages over monoclonal antibodies. The structural differences of ADAPTIR molecules over monoclonal antibodies allow for the development of ADAPTIR immunotherapeutics that are designed to engage immune effector cells and disease targets in a novel manner to produce unique signaling responses and ultimately kill tumors or modulate the immune system to kill tumors. The ADAPTIR FLEX platform technology is designed to generate bispecific and multispecific immunotherapeutic proteins and uses heterodimer technology so that two or more targets can be engaged simultaneously.

We are skilled at candidate generation, validation, and subsequent preclinical and clinical development using the ADAPTIR platform and have added the ADAPTIR-FLEX platform to generate multispecific candidates or other candidates to our platform capabilities. We have developed preclinical candidates based on the ADAPTIR-FLEX platform which are advancing in our pipeline. We are developing our ADAPTIR and ADAPTIR-FLEX molecules by way of our protein engineering, preclinical development, process development, and clinical development capabilities.

Company Information

On August 6, 2015, Emergent BioSolutions Inc., or Emergent, announced a plan to separate into two independent publicly traded companies. To accomplish this separation, Emergent created Aptevo to be the parent company for the development-based biotechnology business focused on novel oncology and hematology therapeutics. Aptevo was incorporated in Delaware in February 2016 as a wholly owned subsidiary of Emergent. To effect the separation, Emergent made a pro rata distribution of Aptevo’s common stock to Emergent’s stockholders on August 1, 2016. In March 2020, we effected a reverse stock-split whereby every 14 shares of our Common Stock issued and outstanding as of March 26, 2020 were automatically combined into one issued and outstanding share of our Common Stock.

Our Common Stock currently trades on the Nasdaq Capital Market under the symbol “APVO.” Our primary executive offices are located at 2401 4th Avenue, Suite 1050, Seattle, Washington and our telephone number is (206) 838-0500. Our website address is www.aptevotherapeutics.com. The information contained in, or that can be accessed through, our website is not a part of or incorporated by reference in this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

The Offering

Issuer	Aptevo Therapeutics Inc.
Common stock we are offering

Up to $35,000,000 in shares of Common Stock that we may sell to Lincoln Park under the Purchase Agreement, from time to time at our sole discretion over the next thirty-six months after the date of this prospectus supplement.

99,276 commitment shares (the “Commitment Shares”) valued at $700,000 based on $7.05 per share, the average closing sale price of our Common Stock for the ten (10) consecutive business days prior to January 21, 2022 (date of the Investment Term Sheet). We will not receive any cash proceeds from the issuance of the Commitment Shares.

Common Stock outstanding prior to this offering	4,907,965 shares

Common Stock to be outstanding after this offering

Up to 10,007,241 shares, (i) assuming the sale of 5,000,000 shares (which would be the full amount offered under this prospectus supplement) and (ii) 99,276 in Commitment Shares being issued to Lincoln Park on the date hereof for no cash consideration as a fee for Lincoln Park’s execution of the Purchase Agreement.  The actual number of shares issued will vary depending on the sales prices in this offering, but will not be more than 19.99% of the Company’s outstanding shares of Common Stock as of the date of the Purchase Agreement, in accordance with Nasdaq rules, unless stockholder approval is obtained to issue in excess of such amount or if at all times thereafter the average price paid for all shares of Common Stock issued under the Purchase Agreement is equal to or greater than $6.14.

Use of proceeds

We intend to use any proceeds that we receive from sales to Lincoln Park under the Purchase Agreement primarily for our clinical and pre-clinical programs and for other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities. See “Use of Proceeds.”  We will not receive any proceeds from the sales of the Commitment Shares.

Risk factors

This investment involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors you should consider carefully before making an investment decision.

Symbol on The Nasdaq Capital Market	APVO

Unless otherwise indicated, the number of shares of Common Stock to be outstanding after this offering is based on 4,907,965 shares of Common Stock outstanding as of February 16, 2022. The number of shares of Common Stock outstanding after this offering excludes:

•	146,312 shares of Common Stock issuable upon the exercise of stock options outstanding as of February 16, 2022, at a weighted average exercise price of $13.92 per share;
•	42,391 shares of Common Stock issuable upon the vesting of outstanding restricted stock units as of February 16, 2022, at a weighted average fair value per unit of $27.98 per share;
•	100,643 shares of Common Stock reserved for future grants of equity-based awards under our equity incentive plans as of February 16, 2022; and
•	350,589 shares of Common Stock reserved for issuance upon exercise of warrants outstanding as of February 16, 2022, at a weighted average exercise price of $18.20 per share.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference therein (including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC), together with other information contained and incorporated by reference in the foregoing. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Risks Relating to the Purchase Agreement

Sales of shares to Lincoln Park under the Purchase Agreement may affect the price of our Common Stock and make it more difficult to raise additional equity capital.

On February 16, 2022, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $35,000,000 of our Common Stock. Upon the execution of the Purchase Agreement, we are issuing 99,276 shares of Common Stock to Lincoln Park for no cash consideration as an initial fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The remaining shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our Common Stock.

Sales of shares of our Common Stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. Therefore, Lincoln Park may ultimately purchase all, some or none of the shares of our Common Stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Lincoln Park may sell all, some or none of those shares. Sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales, which could have a materially adverse effect on our business and operations.

You may experience future dilution as a result of future equity offerings or the exercise of stock options.

To raise additional capital, we may in the future offer additional shares of our Common Stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our Common Stock in future transactions may be higher or lower than the price per share paid by investors in this offering. To the extent that outstanding stock options may be exercised, or other shares issued, you may experience further dilution.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $35,000,000 worth of shares of our Common Stock under our agreement over a 36-month period, in amounts up to 100,000 to 150,000 shares of our Common Stock depending on market prices, subject to a maximum limit of $3,000,000 per purchase, on any single business day provided that the last closing sale price per-share of our Common Stock is not less than $1.00 as reported by Nasdaq (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction as provided in the Purchase Agreement).

Our ability to sell shares to Lincoln Park and obtain funds under the Purchase Agreement is limited by the terms and conditions in the Purchase Agreement, including restrictions on the amounts we may sell to Lincoln Park at any one time, and a limitation on our ability to sell shares to Lincoln Park to the extent that it would cause Lincoln Park to beneficially own more than 4.99% of our outstanding shares of Common Stock, provided, however, that the Beneficial Ownership Limitation may be increased to 9.99% with the consent of Lincoln Park. Additionally, we will only be able to sell or issue to Lincoln Park 981,102 shares in total under the Purchase Agreement, which is equal to 19.99% of the shares of Common Stock outstanding on the date of the Purchase Agreement, unless we obtain shareholder approval or the average price of such sales exceeds the price of our Common Stock on February 16, 2022 as determined under Nasdaq rules. Therefore, we may not in the future have access to the full amount available to us under the Purchase Agreement, depending on the price of our Common Stock. In addition, any amounts we sell under the Purchase Agreement may not satisfy all of our funding needs, even if we are able and choose to sell and issue all of our Common Stock currently registered.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our Common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $35,000,000 of Common Stock under the Purchase Agreement to Lincoln Park, we may still need additional capital to finance our future plans and working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. In addition, the holders of our outstanding the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. If the issuance of new securities results in diminished rights to holders of our Common Stock, the market price of our Common Stock could be negatively impacted. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering primarily for our clinical and pre-clinical programs and for other general corporate purposes. Our management has broad discretion as to the use of such proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might apply these proceeds in ways with which you do not agree, or in ways that ultimately do not yield a favorable return. If our management applies such proceeds in a manner that does not yield a significant return, if any, on our investment of such net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock.

USE OF PROCEEDS

We may receive up to $35 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our offering proceeds will be less. Because we are not obligated to sell any shares of our Common Stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time.  See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for primarily our clinical and pre-clinical programs and for other general corporate purposes.

THE LINCOLN PARK TRANSACTION

On February 16, 2022, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on February 16, 2022, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our Common Stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $35,000,000 of our Common Stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Upon the execution of the Purchase Agreement, we are issuing 99,276 shares of Common Stock to Lincoln Park for no cash consideration as an initial fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement (the “Commitment Shares”). Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our Common Stock at the time of sale as discussed below. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our Common Stock in excess of 981,102 shares (including the Commitment Shares) (the “Exchange Cap”), which represents 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap or (ii) to the extent we desire to issue shares in excess of the Exchange Cap, the average price of all such sales of our Common Stock to Lincoln Park must equal or exceed $6.14 per share (which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement). In any event, the Purchase Agreement specifically provides that we are not required or permitted to issue, and Lincoln park is not required to purchase, any shares of our Common Stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding a cap equal to 4.99% (the “Beneficial Ownership Limitation”), of our then issued and outstanding shares of Common Stock, provided, however, that the Beneficial Ownership Limitation may be increased to 9.99% with the consent of Lincoln Park.

Purchase of Shares Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, provided that the closing sale price of our Common Stock is not below $1.00 per share on any business day selected by us, we may, from time to time until February 15, 2025, direct Lincoln Park to purchase up to 100,000 shares of our Common Stock (such amount, the “Regular Purchase Amount” and such purchase, the “Regular Purchase”), on such business day (or the purchase date), provided, however, that Lincoln Park’s committed obligations under each Regular Purchase cannot exceed $3,000,000. The Regular Purchase Amount may be increased to up to (i) 110,000 shares if the closing price of our Common Stock is not below $10.00, (ii) 120,000 shares if the closing price of our Common Stock is not below $15.00 and (iii) up to 150,000 shares if the closing price of our Common Stock is not below $20.00.  In each case, upon the parties’ mutual agreement, the maximum amount of any single Regular Purchase may be increased in excess of the Regular Purchase share limits on any given day up to 500,000 shares of Common Stock. We may direct Lincoln Park to purchase shares in a Regular Purchase on any business day. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

●	the lowest sale price for our Common Stock on the purchase date of such shares; or
●

the arithmetic average of the three lowest closing sale prices for our Common Stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares.

Accelerated Purchases

We also have the right to direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase to purchase an additional amount of our Common Stock (an “Accelerated Purchase”), of up to the lesser of:

●	300% of the number of shares to be purchased pursuant to such Regular Purchase; and
●

30% of the aggregate shares of our Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 96% of the lesser of:

●	the volume-weighted average price of our Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our Common Stock on the applicable Accelerated Purchase date.

The parties may mutually agree to increase the number of shares to be purchased by Lincoln Park pursuant to any Accelerated Purchase.

Additional Accelerated Purchases

We also have the right to direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement to purchase an additional amount of our Common Stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	300% of the number of shares to be purchased pursuant to such Regular Purchase; and
●

30% of the aggregate shares of our Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date (the “Accelerated Purchase Measurement Period”).

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 96% of the lower of:

●	the volume-weighted average price of our Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and
●	the closing sale price of our Common Stock on the applicable Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction as set forth in the Purchase Agreement.

Other than as set forth above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●

the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order by the SEC), or such registration statement (or the prospectus forming a part thereof) is unavailable for the sale or resale by Lincoln Park of our Common Stock under the Purchase Agreement, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the shares of our Common Stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our Common Stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our Common Stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by Nasdaq of our Common Stock from trading for a period of one business day;

●

the delisting of our Common Stock from Nasdaq Capital Market; provided, however, that the common stock is not immediately thereafter trading on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Select Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

●

the failure for any reason by our transfer agent to issue shares to Lincoln Park within two business days after any purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such shares;

●

any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement if such breach could have a Material Adverse Effect (as defined in the Purchase Agreement) and, except, in the case of a breach of a covenant that is reasonably curable, only if such breach is not cured within a period of at least five business days;

●

At any time we are not eligible to transfer our Common Stock electronically as DWAC shares or if we fail to maintain the service of our transfer agent (or successor transfer agent) with respect to the issuance of Common Stock under the Purchase Agreement; or

●	If a person commences a proceeding against us within the meaning of any bankruptcy law, if we become insolvent or if we participate in any voluntary or involuntary bankruptcy proceedings.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us, upon the maturity date or when we sell to Lincoln Park the full amount of shares available under the Purchase Agreement. During an event of default, all of which are outside of Lincoln Park’s control, we are not permitted to direct Lincoln Park to purchase any shares of our Common Stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement with effect one business day after the notice has been received by Lincoln Park.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its agents, representatives or affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions until the thirty-six-month anniversary of the date of the Purchase Agreement. Such transactions include an equity line of credit or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from us at a price based on the market price of our Common Stock. However, we are permitted to enter into certain “at-the-market offerings” exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to approximately thirty-six months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant number of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $35,000,000 of our Common Stock, exclusive of the Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our Common Stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the shares we desire to sell in excess of the Exchange Cap must be sold for an average price that equals or exceeds $6.14 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park and its affiliates, would exceed the Beneficial Ownership Limitation of 4.99% of our then issued and outstanding shares of Common Stock, provided, however, that the Beneficial Ownership Limitation may be increased to 9.99% with the consent of Lincoln Park.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)		Percentage of Outstanding Shares Issued(2)	Gross Proceeds from the Sale of Shares Under the Purchase Agreement Registered in this Offering
$6.05	(4)	981,102	(3)	16.38%	$5,935,667
$7.00		5,000,000		49.96%	$35,000,000
$10.00		3,500,000		41.14%	$35,000,000
$20.00		1,750,000		25.90%	$35,000,000
$30.00		1,166,667		18.90%	$35,000,000

_______________

(1)

Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $35,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Limitation, and excludes the Commitment Shares.

(2)

The denominator is based on 4,907,965 shares outstanding as of February 16, 2022 adjusted to include the number of registered shares to be issued if full purchase issuance plus 99,276 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our Common Stock under the Purchase Agreement, assuming the average purchase price in the first column.

(3)

This number of shares reflects the Exchange Cap. We may only issue shares of our Common Stock in excess of the Exchange Cap if we obtain stockholder approval to do so, or if the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $6.14 per share.

(4)	The closing sale price of our shares on February 16, 2022.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $35,700,000 in shares of our Common Stock that may be issued by us directly to Lincoln Park from time to time pursuant to the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We entered into the Purchase Agreement with Lincoln Park on February 16, 2022. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $35,000,000 of shares of our Common Stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we issued 99,276 shares of our Common Stock to Lincoln Park as Commitment Shares. See “Lincoln Park Transaction.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that it will use an unaffiliated broker-dealer to effectuate all sales, if any, of the Common Stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made on Nasdaq at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus supplement.

Broadridge Financial Solutions, Inc. is transfer agent and registrar for the Common Stock. Our Common Stock is listed on Nasdaq under the symbol “APVO”.

LEGAL MATTERS

The validity of the Common Stock being offered hereby was passed upon by Goodwin Procter LLP, Washington, DC.

EXPERTS

Our 2020 consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of December 31, 2019 and for the year in the period then ended, incorporated in this prospectus by reference from the Company’s 2020 Form 10-K, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated herein by reference in reliance upon such report given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website at http://www.sec.gov. We also maintain a website at www.aptevotherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2020, as amended on April 28, 2021;
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2021, August 12, 2021 and November 12, 2021;
•	our Current Reports on Form 8-K filed with the SEC on March 31, 2021, June 28, 2021, August 27, 2021, November 5, 2021, November 23, 2021, January 21, 2022, February 9, 2022 and February 17, 2022; and
•

the description of our Common Stock, which is contained in our registration statement on Form 10 initially filed with the SEC on April 15, 2016 (File No. 001-37746) under the Exchange Act and declared effective on July 15, 2016, including any amendment or report filed for the purpose of updating such description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Attn: General Counsel

(206) 838-0500

This prospectus supplement is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus supplement is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time, offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before buying any of the securities being offered. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “APVO.” On December 11, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $44.04 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and under similar headings in the applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $200,000,000 of common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change the information contained or incorporated by reference in this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information incorporated herein by reference as described under the section entitled “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Aptevo,” “the Company,” “we,” “us,” “our” and similar references refer to Aptevo Therapeutics Inc., a corporation under the laws of the State of Delaware.

i

This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. Prospective purchasers of our securities should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage, research and development biotechnology company focused on developing novel immunotherapeutic candidates for the treatment of cancer. Our lead clinical candidate, APVO436, and preclinical candidates, ALG.APV-527 and APVO603, were developed using our ADAPTIR™ modular protein technology platform. Our preclinical candidate APVO442 was developed using our ADAPTIR-FLEX™ modular protein technology platform.

The versatile and robust ADAPTIR and ADAPTIR-FLEX platforms are designed to generate monospecific, bispecific and multispecific antibody candidates. ADAPTIR and ADAPTIR-FLEX are both modular platforms, which gives us the flexibility to generate immunotherapeutic candidates designed for utilizing a variety of mechanisms of action. This flexibility in design allows us to potentially generate novel therapeutic candidates designed for the treatment of different types of cancer and autoimmune diseases. We have numerous investigational-stage product candidates based on our ADAPTIR platform. The ADAPTIR platform technology is designed to generate monospecific and bispecific immunotherapeutic proteins that specifically bind to one or more targets, for example, bispecific therapeutic molecules, which may have structural and functional advantages over monoclonal antibodies. The structural differences of ADAPTIR molecules over monoclonal antibodies allow for the development of ADAPTIR immunotherapeutics that are designed to engage immune effector cells and disease targets in a novel manner to produce unique signaling responses and ultimately kill tumors or modulate the immune system to kill tumors.

ADAPTIR-FLEX can be used to potentially generate immunotherapeutic candidates that are designed to have modified affinity and valency to a target, which has the potential to improve specificity, tumor targeting and therapeutic benefit with application to multiple hematologic and solid tumors. ADAPTIR-FLEX utilizes the same IgG-backbone and linkers found in ADAPTIR, but in a heterodimeric format, while potentially retaining good manufacturability attributes and an extended half-life that may enable improved dosing regimens in clinical development.

We are skilled at product candidate generation, validation and subsequent preclinical and clinical development using the ADAPTIR and ADAPTIR-FLEX platforms. We are developing our ADAPTIR molecules by way of our protein engineering, preclinical development and process development capabilities and clinical development capabilities.

Company Information

On August 6, 2015, Emergent BioSolutions Inc., or Emergent, announced a plan to separate into two independent publicly traded companies. To accomplish this separation, Emergent created Aptevo to be the parent company for the development-based biotechnology business focused on novel oncology and hematology therapeutics. Aptevo was incorporated in Delaware in February 2016 as a wholly owned subsidiary of Emergent. To effect the separation, Emergent made a pro rata distribution of Aptevo’s common stock to Emergent’s stockholders on August 1, 2016.

In March 2020, we effected a reverse stock-split whereby every 14 shares of our common stock issued and outstanding as of March 26, 2020 were automatically combined into one issued and outstanding share of our common stock. Our common stock currently trades on the Nasdaq Capital Market under the symbol “APVO.” Our primary executive offices are located at 2401 4th Avenue, Suite 1050, Seattle, Washington and our telephone number is (206) 838-0500. Our website address is www.aptevotherapeutics.com. The information contained in, or that can be accessed through, our website is not a part of or incorporated by reference in this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exercise, exchange or sinking fund terms;
•	ranking;
•	restrictive covenants;
•	voting or other rights;
•

conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material U.S. federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock.

We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock.

We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities.

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference therein (including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC), together with other information contained and incorporated by reference in the foregoing. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein, may contain forward-looking statements, including statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates and any future product candidates, our intellectual property position, the degree of clinical utility of our product candidates, particularly in specific patient populations, our ability to develop and commercialize any product candidates, expectations regarding clinical trial data, statements regarding potential royalty and milestone payments, potential partnerships and collaborations, the advancement of our clinical and pre-clinical trials, our goals and milestones, our expectations regarding the size of the patient populations for our product candidates if approved for commercial use, our expectations regarding the effectiveness of our ADAPTIR and ADAPTIR-FLEX platforms, our ability to utilize any net operating losses, statements regarding our ability to rely on our directors’ and officers’ liability insurance, our results of operations, cash needs, spending of the net proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our outlook, financial performance or financial condition, our technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, our future growth rates, our ability to timely manufacture its products, spending of the proceeds from this offering, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for research, development and manufacturing of product candidates, and for other general corporate purposes. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our certificate of incorporation, authorizes us to issue up to 500,000,000 shares of common stock, $0.001 par value per share, and 15,000,000 shares of preferred stock, $0.001 par value per share. As of December 11, 2020, 4,378,759 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The summary is qualified in its entirety by reference to our certificate of incorporation and our bylaws.

Common Stock

Voting Rights.

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation.

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Rights Plan

Each share of common stock includes an associated right pursuant to and as set forth in the Rights Agreement that we entered into with Broadridge Corporate Issuer Solutions, Inc. on November 8, 2020, or the Rights Agreement. Each right initially represents the right to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $0.001 per share. This right is not exercisable until the occurrence of certain events specified in such Rights Agreement. The value attributable to these rights, if any, is reflected in the value of our common stock. The Rights and the Rights Agreement will expire upon the earliest to occur of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, and (iii) the close of business on November 8, 2021.

Fully Paid and Nonassessable.

All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized by resolution to divide the preferred stock into one or more series and, with respect to each series, to determine the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors can, without stockholder approval but subject to the terms of our certificate of incorporation, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects. Before we may issue any series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation, our bylaws and the resolutions containing the terms of each series of preferred stock, which have been or will be filed with the SEC at or prior to the time of issuance of such series and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute a material change to the information herein such that it alters the nature of the offering or the securities being offered.

We will fix the designations, voting powers, preferences and rights of each series of preferred stock that we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference herein from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing;
•	the provisions for a sinking fund;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Options and Restricted Stock Units

As of December 11, 2020, (i) options to purchase an aggregate of 16,712 shares of common stock were outstanding under our 2016 Converted Equity Awards Incentive Plan; (ii) no restricted stock units were outstanding under our 2016 Converted Equity Awards Incentive Plan; (iii) options to purchase an aggregate of 41,244 shares of common stock were outstanding under our Amended and Restated 2016 Stock Incentive Plan; (iv) no restricted stock units were outstanding under our Amended and Restated 2016 Stock Incentive Plan; (v) options to purchase an aggregate of 150,090 shares of common stock were outstanding under our 2018 Stock Incentive Plan; (vi) 9,000 restricted stock units were outstanding under our 2018 Stock Incentive Plan; and (vii) an additional 198,907 shares were reserved for future issuance under our 2018 Stock Incentive Plan.

Warrants

As of December 11, 2020, we have issued and outstanding warrants to purchase 436,844 shares of our common stock at an exercise price of $18.20 per share. These warrants are immediately exercisable and expire on March 11, 2024. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of common stock, stock dividends, stock splits, reclassifications and combinations of our common stock. If, at any time warrants are outstanding, any fundamental transaction occurs, as described in the warrants, the successor entity must assume the obligations to the warrant holders. Additionally, in the event of a fundamental transaction, other than one in which a successor entity that is a publicly traded corporation assumes the warrants, each holder will have the right to require us, or our successor, to repurchase the warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of such warrants. Holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants, with exceptions for participation in rights offerings or extraordinary distributions.

Stockholder Registration Rights

Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act. These shares are referred to as registrable securities. The holders of these registrable securities possess registration rights described in additional detail below pursuant to the terms of a registration rights agreement.

The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand and piggyback registration rights described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include.

Demand Registration Rights

The holders of the registrable securities are entitled to certain demand registration rights. At any time, the holders of at least 20% of the registrable securities, on not more than two occasions, may request that we register all or a portion of their shares, subject to certain specified exceptions. Such request for registration must cover securities the aggregate offering price of which, before payment of underwriting discounts and commissions, exceeds $10,000,000.

Piggyback Registration Rights

In connection with the filing of the registration statement of which this prospectus forms a part, the holders of the registrable securities were entitled to, and the necessary percentage of holders waived, their rights to notice of such filing and to include their shares of registrable securities in the registration statement of which this prospectus forms a part. If we propose to register for offer and sale any of our securities under the Securities Act in a future offering, either for our own account or for the account of other security holders, the holders of these shares will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, including a registration statement on Form S-3 as discussed below, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8 or related to stock issued upon conversion of debt securities, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Lincoln Park Registration Rights

On December 20, 2018, we entered into a Registration Rights Agreement with Lincoln Park Capital Fund, LLC, or Lincoln Park, pursuant to which we agreed to file with the SEC one or more registration statements as necessary to register for sale under the Securities Act shares of common stock that we issued or may issue to Lincoln Park pursuant to the Purchase Agreement we entered into with Lincoln Park on December 20, 2018. On January 1, 2019, we filed a registration statement registering 6,000,000 of such shares of common stock for resale, and such registration statement was declared effective on February 13, 2019.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our certificate of incorporation and our bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 75% of our outstanding common stock.

Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

Our certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminates the right of stockholders to act by written consent without a meeting. Our bylaws also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our certificate of incorporation and bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 75% or more of our outstanding common stock.

The combination of these provisions makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, as more fully described below, authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

Shareholder Rights Plan

On November 8, 2020, our Board adopted the Rights Plan pursuant to our Rights Agreement. The Rights Plan works by causing substantial dilution to any person or group that acquires beneficial ownership of ten percent (10%) or more of our common stock without the approval of the Board. As a result, the overall effect of the Rights Plan and the issuance of the rights pursuant to the Rights Plan may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Plan is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. The Rights Plan also does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

The Rights and the Rights Agreement will expire upon the earliest to occur of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, and (iii) the close of business on November 8, 2021.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc. The transfer agent’s address is P.O. Box 1342, Brentwood, NY 11717. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “APVO.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;

•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to the specific matters set forth below:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; and
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;

•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office,

including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;
•	directly to one or more purchasers; or
•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the amounts of securities underwritten or purchased by each of them;
•	the purchase price of securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	the public offering price of the securities;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the Nasdaq Capital Market in accordance with Rule 103 of Regulation

M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Additional legal matters may be passed upon by us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Aptevo Therapeutics Inc. included in Aptevo Therapeutics’ Current Report (Form 8-K) filed on December 14, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein,  and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website at http://www.sec.gov. We also maintain a website at www.aptevo.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 25, 2020;
•	our Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2020, August 14, 2020 and November 10, 2020;
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our Current Reports on Form 8-K filed with the SEC on March 2, 2020, March 13, 2020, March 27, 2020, April 13, 2020, June 1, 2020, June 25, 2020, August 6, 2020, August 13, 2020, August 27, 2020, November 9, 2020 (under Items 1.01, 3.03, 5.03, and 8.01), November 30, 2020, December 2, 2020, and December 14, 2020; and

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the description of our common stock, which is contained in our registration statement on Form 10 initially filed with the SEC on April 15, 2016 (File No. 001-37746) under the Exchange Act and declared effective on July 15, 2016, including any amendment or report filed for the purpose of updating such description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Aptevo Therapeutics Inc.

2401 4th Avenue, Suite 1050

Seattle, WA 98121

Attn: Acting General Counsel

(206) 838-0500

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

Up to $35,700,000 shares of Common Stock

PROSPECTUS SUPPLEMENT

February 18, 2022